UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.

100 Forge Rd, Suite 700

Watertown, Massachusetts , 02472

(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 23, 2025, Vigil Neuroscience, Inc. (the “Company”) issued a press release announcing positive data from its completed Phase 1 clinical trial evaluating VG-3927 in healthy adults and study subjects with Alzheimer’s disease (AD). A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 23, 2025, the Company announced positive data from its completed Phase 1 clinical trial evaluating VG-3927 in healthy adults and study subjects with AD.

The Phase 1 single and multiple ascending dose (SAD/MAD) trial assessed the safety, tolerability, pharmacokinetic (PK) and pharmacodynamic (PD) of VG-3927 across 14 cohorts. As part of this trial, the Company evaluated 8 SAD cohorts of healthy volunteers up to a 140mg/kg dose and 4 MAD cohorts of healthy volunteers up to a 50mg/kg dose. The trial also included an elderly cohort and a single dose cohort of 11 AD patients, including some participants who carry TREM2 or other genetic risk factors for AD. The trial enrolled a total of 115 participants. Eighty-nine (89) participants received VG-3927, including 34 who were 55 years of age and older.

The announcement included the following information regarding the Phase 1 clinical trial of VG-3927:

•	Demonstrated a favorable safety and tolerability profile across all cohorts, including the elderly cohort.

•	All related adverse events (AEs) were mild or moderate in severity and self-resolving without drug discontinuations. No serious AEs were reported.

•	Observed to be highly brain penetrant with a favorable and predictable PK profile that supports once-daily dosing.

•

Achieved a robust and dose-dependent reduction of sTREM2 of up to approximately 50% in the cerebral spinal fluid (CSF) demonstrating a strong PK/PD relationship, sustained target engagement and TREM2 agonist activity.

•	PK and sTREM2 reduction observed in the AD cohort was consistent with healthy volunteers and was similar across evaluated TREM2 and ApoE genetic variants supporting development in AD across genotypes.

•	PK and sTREM2 reduction observed in the elderly cohort was consistent with healthy volunteers.

•	Combined clinical and in vivo preclinical data confirm VG-3927 elicits neuroprotective activation of microglia downstream of TREM2 signaling.

Based on the Phase 1 results and preclinical profile of VG-3927, the Company plans to advance a once-daily oral dose of 25mg that fully engages the desired pharmacology and expects to initiate the Phase 2 trial in the third quarter of 2025.

Forward-Looking Statements

The disclosure under this Item 8.01 contains “forward-looking statements” of the Company that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: the Company’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates; the progress and timing of the clinical development of Vigil’s programs, including the expected progress and timing to advance VG-3927 into a Phase 2 clinical trial in the third quarter of 2025; and beliefs about observations made analyzing preclinical study and clinical trial data to date, including with respect to VG-3927. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties inherent in the development of product candidates, including the conduct of research activities and clinical trials; whether results from prior preclinical studies and clinical trials will be predictive of the results of subsequent preclinical studies and clinical trials; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and the timing and content of additional regulatory information from the FDA; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and any subsequent filings Vigil makes with the SEC. All disclosure, including any forward-looking statements, made under this Item 8.01 is as of the date of this Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Vigil Neuroscience, Inc., dated January 23, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: January 23, 2025	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
President and Chief Executive Officer